UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

NEWCREST MINING LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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On May 14, 2023, Newcrest Mining Limited (“Newcrest”) issued the following press release in connection with entering into a binding scheme implementation deed with Newmont Corporation (“Newmont”), in relation to a proposal for Newmont to acquire 100% of the issued shares in Newcrest by way of a scheme of arrangement.

Market Release	r
15 May 2023

Newcrest enters into binding scheme implementation deed with Newmont

●	Newcrest and Newmont have reached agreement to proceed with a proposal for Newmont to acquire 100% of the issued shares in Newcrest by way of an Australian scheme of arrangement

●	Newcrest Board unanimously recommends shareholders vote in favour of the Newmont Transaction[1]

●	Transaction expected to establish a clear global leader in gold production by combining two of the world’s largest producers, with a significant and growing exposure to copper

●	Newcrest shareholders to receive 0.400 Newmont shares for each Newcrest share held with Newcrest additionally permitted to pay a franked special pre-completion dividend of up to US$1.10 per share[2]

Newcrest Mining Limited (ASX, TSX, PNGX: NCM) has entered into a binding scheme implementation deed (SID) with Newmont Corporation (Newmont), in relation to a proposal for Newmont to acquire 100% of the issued shares in Newcrest by way of a scheme of arrangement (Newmont Transaction).

Under the terms of the Newmont Transaction, Newcrest shareholders will be entitled to receive 0.400 Newmont shares for each Newcrest share held (Scheme Consideration). In addition, Newcrest will be permitted to pay a franked special dividend of up to US$1.10 per share2 on or around the implementation of the scheme of arrangement (Special Dividend).

The Scheme Consideration which would be received by Newcrest shareholders under the Newmont Transaction, when aggregated with the franked special dividend, represents:

●	an implied Newcrest share price of A$29.27 per share[3];

●	an implied equity value of A$26.2 billion and enterprise value for Newcrest of A$28.8 billion[4];

●	31% ownership of the combined group by Newcrest shareholders on implementation;

●	a 30.4% premium to Newcrest’s undisturbed closing price of A$22.45 per share on 3 February 2023[5]; and

1 In the absence of a Superior Proposal and subject to the Independent Expert concluding and continuing to conclude that the Newmont Transaction is in the best interests of Newcrest shareholders.
2 Newcrest expects to have sufficient franking credits available to frank a dividend to an amount of US$1.10 per share. The franking of the special dividend amount is subject to change based on timing of completion of the transaction, business performance, foreign exchange movements and ATO ruling.
3 Based on: 1) exchange ratio of 0.400x (with implied Newcrest price calculated using Newmont’s closing price on the NYSE of US$45.94 per share as of 12 May 2023); 2) a franked special dividend of up to US$1.10 per share; and 3) an AUD:USD FX rate of 0.665 as of 12 May 2023.
4 Equity value based on: 1) exchange ratio of 0.400x (with implied Newcrest price calculated using Newmont’s closing price on the NYSE of US$45.94 per share as of 12 May 2023); 2) a franked special dividend of up to US$1.10 per share; 3) an AUD:USD FX rate of 0.665 as of 12 May 2023; and 4) 894,230,732 Newcrest shares outstanding. Newcrest enterprise value calculated as implied equity value and net debt of US$1.7 billion.
5 Represents the last trading day prior to Newcrest’s 6 February 2023 market release confirming Newmont’s previous proposals.'

●	a 39.1% premium to Newcrest’s undisturbed 30-day volume weighted average price (VWAP) of A$22.22 per share on 3 February 2023[4,6].

In addition to the significant premium to Newcrest’s undisturbed share price in early February, the Newmont Transaction provides a number of benefits to Newcrest shareholders through exposure to the combined group, including:

●	Increased diversification across a premier portfolio of gold and copper assets in low risk jurisdictions

●	Increased flexibility in project sequencing and growth optionality

●	Market leading position in safety and sustainability; and

●	Improved efficiencies from economies of scale

The Newcrest Board unanimously recommends that shareholders vote in favour of the Newmont Transaction in the absence of a Superior Proposal (as defined in the SID), and subject to the Independent Expert concluding and continuing to conclude that the Newmont Transaction is in the best interests of Newcrest shareholders.

Newcrest’s Chairman, Peter Tomsett, said: “This transaction will combine two of the world’s leading gold producers, bringing forward significant value to Newcrest shareholders through the recognition of our outstanding growth pipeline. In addition to the ongoing benefits of merging these premier portfolios, the combined group will set a new benchmark in gold production while benefitting from a material and growing exposure to copper and a market leading position in safety and sustainability. The Newcrest Board is unanimously recommending the proposal. We are very proud of the entire Newcrest team for building a world class metals business, which will form a key part of the combined group. We believe our shareholders and other stakeholders can look forward to an exciting and prosperous future.”

Newmont has agreed to establish a foreign exempt listing on the ASX to allow Newcrest shareholders to trade Newmont shares via CHESS Depositary Interests (CDIs) on the ASX. Newcrest shareholders will be able to elect whether to receive the Scheme Consideration in NYSE listed Newmont shares or ASX listed CDIs.

Key Conditions and Terms

A copy of the SID, which sets out the terms and conditions of the Newmont Transaction and associated matters, is attached to this announcement.

In summary, conditions for implementation of the scheme of arrangement include:

●	approval by Australia’s Foreign Investment Review Board (FIRB);

●
approvals required under the Hart Scott Rodino Act and clearances required from the Canadian Competition Bureau, the Independent Consumer and Competition Commission of Papua New Guinea and other competition approvals;

●	Newcrest shareholder approval in respect of the scheme of arrangement;

●	Newmont shareholder approval authorising the issuance of Newmont shares as consideration under the scheme of arrangement;

●	approval of the Federal Court of Australia;

●	the Independent Expert issuing an Independent Expert’s Report which concludes (and continues to conclude) that the Newmont Transaction is in the best interests of Newcrest shareholders;

●	no material adverse change and no prescribed occurrence in relation to either Newmont or Newcrest;

6 Based on: 1) exchange ratio of 0.400x (with implied Newcrest price calculated using Newmont 30 day VWAP on the NYSE of US$49.00 per share up to 12 May 2023); 2) a franked special dividend of up to US$1.10 per share; and 3) an AUD:USD FX rate of 0.670.

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●	approval for quotation of the Scheme Consideration securities on NYSE (Newmont shares) and ASX (CDIs);

●	receipt of confirmation of an ATO class ruling; and

●	other customary conditions.

The SID is subject to customary deal protections for both Newmont and Newcrest including no shop, no talk, no due diligence and notification obligations. Newcrest is also bound by other customary provisions including a matching right in the event of a Competing Proposal (as defined in the SID).

The SID includes certain circumstances in which a break fee of US$174 million7 would be payable to Newmont, or reverse break fee of US$375 million8 would be payable to Newcrest.

Under the SID, both parties are permitted to pay certain ordinary dividends in the ordinary course. Newcrest is also permitted to pay certain quarterly dividends if the transaction is delayed beyond 1 December 2023. For Newcrest, any ordinary dividend declared will be additional to the Special Dividend.

Indicative Timetable and Next Steps

Newcrest shareholders do not need to take any action at this stage.

As outlined above, the scheme of arrangement is subject to a number of conditions, including approval of Newcrest shareholders at a Scheme Meeting which is expected to be held in September or October 2023.

Newcrest will send a Scheme Booklet to Newcrest shareholders in due course. The Scheme Booklet will contain information relating to the Newmont Transaction and an Independent Expert’s Report on whether the Newmont Transaction is in the best interests of Newcrest shareholders. The Newcrest Board has appointed Grant Samuel & Associates Pty Ltd as the Independent Expert.

If the Newmont Transaction is approved by Newcrest shareholders and the other conditions precedent are satisfied or waived, the Scheme is expected to be implemented by the end of 20239.

Authorised by the Newcrest Board

For further information please contact

Investor Enquires		North American Investor Enquiries
Tom Dixon	Rebecca Lay	Vlada Cvijetinovic
+61 3 9522 5570	+61 3 9522 5298	+1 604 335 9202
+61 450 541 389	+61 438 355 511	+1 604 240 2998
Tom.Dixon@newcrest.com.au	Rebecca.Lay@newcrest.com.au	Vlada.Cvijetinovic@newcrest.com.au

Media Enquiries
Celina Watt
+61 3 9522 4264
+61 436 677 220
Celina.Watt@newcrest.com.au

This information is available on our website at www.newcrest.com

7 Calculated as 1% of Newcrest’s market capitalisation based on Newcrest 5 day VWAP on the ASX of A$28.94 per share up to 12 May 2023; 2) an AUD:USD FX rate of 0.673 as of 12 May 2023; and 3) 894,230,732 Newcrest shares outstanding.
8 Calculated as 1% of Newmont’s market capitalisation based on Newmont 5 day VWAP on the NYSE of US$47.16 per share up to 12 May 2023 and 2) 794,712,201 Newmont shares outstanding.
9 The Scheme implementation date is indicative and may be subject to change due to a range of factors, including (but not limited to) the expected timing of necessary regulatory approvals.
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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the solicitation of proxies from Newmont’s stockholders in connection with the Newmont Transaction.  In connection with the Newmont Transaction, Newmont intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including Newmont’s proxy statement in preliminary and definitive form.  Newcrest and Newmont intend for the Newmont Transaction to be implemented by means of a court-approved scheme of arrangement under Part 5.1 of the Corporations Act of 2001 (Cth), in which case the issuance of Newmont’s shares as consideration in the Newmont Transaction would not be expected to require registration under the U.S. Securities Act of 1933, as amended (Securities Act), pursuant to an exemption provided by Section 3(a)(10) of the Securities Act.  INVESTORS AND STOCKHOLDERS OF NEWMONT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NEWMONT’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NEWMONT TRANSACTION AND THE PARTIES TO THE NEWMONT TRANSACTION.  Investors and stockholders will be able to obtain the proxy statement and any other documents (once available) free of charge through the SEC’s website at www.sec.gov.  Investors and stockholders will be able to obtain those documents released by Newcrest to the ASX announcements platform free of charge at the ASX’s website at www.asx.com.au.  Copies of the documents file with the SEC by Newmont will be available free of charge on Newmont’s website at www.newmont.com.  Copies of the documents filed with the ASX by Newcrest will be available free of charge on Newcrest’s website at www.newcrest.com.

Participants in the Solicitation

Newcrest, Newmont and their respective directors, executive officers and certain other members of management may be deemed to be “participants” in the solicitation of proxies from Newmont’s stockholders in respect of the Newmont Transaction.  Information about Newmont’s directors and executive officers is set forth in Newmont’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2023 and subsequent statements of changes in beneficial ownership on file with the SEC.  Information about Newcrest’s directors and executive officers is set forth in Newcrest’s Financial Report for the year ended 30 June 2022 and the Annual Information Form dated 14 December 2022, as updated from time to time via announcements made by Newcrest on the ASX.  These documents are available for free of charge from the sources indicated above.  Additional information regarding the interests of potential participants in the solicitation of proxies in connection with the Newmont Transaction, which may, in some cases, be different than those of Newmont’s stockholders generally, will also be included in Newmont’s proxy statement relating to the Newmont Transaction, when it becomes available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

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Forward Looking Statements

This document includes forward looking statements and forward looking information within the meaning of securities laws of applicable jurisdictions, including within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this communication to be covered by the safe harbor provisions of such Acts. All statements other than statements of historical fact in this communication or referred to or incorporated by reference into this communication are “forward-looking statements” for purposes of these sections.  Forward looking statements can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook” and “guidance”, or other similar words and may include, without limitation, statements regarding estimated reserves and resources, internal rates of return, expansion, exploration and development activities and the specifications, targets, results, analyses, interpretations, benefits, costs and timing of them; certain plans, strategies, aspirations and objectives of management, anticipated production, sustainability initiatives, climate scenarios, dates for projects, reports, studies or construction, expected costs, cash flow or production outputs and anticipated productive lives of projects and mines. Newcrest continues to distinguish between outlook and guidance. Guidance statements relate to the current financial year. Outlook statements relate to years subsequent to the current financial year.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause Newcrest’s actual results, performance, and achievements to differ materially from any future results, performance or achievements, or industry results, expressed or implied by these forward looking statements. Relevant factors may include, but are not limited to, changes in commodity prices, foreign exchange fluctuations and general economic conditions, increased costs and demand for production inputs, the speculative nature of exploration and project development, including the risks of obtaining necessary licences and permits and diminishing quantities or grades of resources or reserves, political and social risks, changes to the regulatory framework within which Newcrest operates or may in the future operate, environmental conditions including extreme weather conditions, recruitment and retention of personnel, industrial relations issues and litigation. In addition, with respect to the Newmont Transaction, relevant factors may include, among others: (1) the risk that the Newmont Transaction may not be completed in a timely manner or at all, (2) the failure to receive, on a timely basis or otherwise, the required approvals of the Newmont Transaction by Newmont stockholders or Newcrest shareholders or the required approval of the scheme of arrangement by the Australian court, (3) the possibility that any or all of the various conditions to the consummation of the Newmont Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (4) the possibility that competing offers or acquisition proposals for Newcrest or Newmont will be made, (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the SID, including in circumstances which would require Newcrest to pay a termination fee, (6) the effect of the announcement or pendency of the Newmont Transaction on Newcrest’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (7) risks related to diverting management’s attention from Newcrest’s ongoing business operations, (8) the risk of litigation in connection with the Newmont Transaction, including resulting expense or delay, and (9) (A) those risks discussed in Newcrest’s Financial Report for the year ended 30 June 2022 and the Annual Information Form dated 14 December 2022, and (B) those risks discussed in other documents Newcrest files with the ASX and the Canadian Securities Administrators.  For further information as to the risks which may impact on Newcrest’s results and performance, please see the risk factors discussed in the Operating and Financial Review included in the Appendix 4E and Financial Report for the year ended 30 June 2022 and the Annual Information Form dated 14 December 2022 which are available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile.

Forward looking statements are based on management’s current expectations and reflect Newcrest’s good faith assumptions, judgements, estimates and other information available as at the date of this report and/or the date of Newcrest’s planning or scenario analysis processes as to the financial, market, regulatory and other relevant environments that will exist and affect Newcrest’s business and operations in the future. Newcrest does not give any assurance that the assumptions will prove to be correct. There may be other factors that could cause actual results or events not to be as anticipated, and many events are beyond the reasonable control of Newcrest. Readers are cautioned not to place undue reliance on forward looking statements, particularly in the current economic climate with the significant volatility, uncertainty and disruption caused by global events such as geopolitical tensions and the ongoing COVID19 pandemic. Forward looking statements in this document speak only at the date of issue. Except as required by applicable laws or regulations, Newcrest does not undertake any obligation to publicly update or revise any of the forward looking statements or to advise of any change in assumptions on which any such statement is based.

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